UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

First American Funds Trust

 (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6((i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

November 21, 2023

URGENT NOTICE

Dear Valued Shareholder,

We still need your help. We adjourned the shareholder meeting a final time to provide shareholders who have not yet cast their important proxy vote with more time to do so. Please take a moment to cast your proxy vote ahead of the adjourned meeting scheduled for December 18, 2023. Our records indicate that we have not received your voting instructions. Voting will only take a couple minutes of your time and doing so will mean that we will not need to follow up with you again on this matter.

We are reaching out to you regarding a pending proposed reorganization of the Funds, which are each series of First American Funds, Inc. (“FAF”), a Minnesota corporation.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSAL

The proxy statement is available online at https://vote.proxyonline.com/firstamerican/docs/proxy2023.pdf. We need your vote on this matter to complete the reorganizations and realize the benefits of doing so.

Voting options are listed on the attached voting instruction card. If you have any proxy-related questions, please call (866) 796-1245 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator to vote.

We very much appreciate your attention and action regarding this matter. Please help us by casting your vote today!

Best regards,

Jill M. Stevenson

Treasurer, First American Funds

REGNOBO

November 21, 2023

URGENT NOTICE

Dear Valued Shareholder,

We still need your help. We adjourned the shareholder meeting a final time to provide shareholders who have not yet cast their important proxy vote with more time to do so. Please take a moment to cast your proxy vote ahead of the adjourned meeting scheduled for December 18, 2023. Our records indicate that we have not received your voting instructions. Voting will only take a couple minutes of your time and doing so will mean that we will not need to follow up with you again on this matter.

We are reaching out to you regarding a pending proposed reorganization of the Funds, which are each series of First American Funds, Inc. (“FAF”), a Minnesota corporation.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSAL

The proxy statement is available online at https://vote.proxyonline.com/firstamerican/docs/proxy2023.pdf. We need your vote on this matter to complete the reorganizations and realize the benefits of doing so.

Voting options are listed on the attached voting instruction card. If you have any proxy-related questions, please call (877) 361-7971 extension 12 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator to vote.

We very much appreciate your attention and action regarding this matter. Please help us by casting your vote today!

Best regards,

Jill M. Stevenson

Treasurer, First American Funds

OBO

November 28, 2023

Dear Shareholder:

As we have shared in a series of mailings over the past several months, we are proposing a reorganization of First American Funds, Inc. (“FAF”), organized as a Minnesota corporation, into a Massachusetts business trust (“FAF Trust”). The reorganization proposal requires approval by 60% of all FAF shares entitled to vote at the shareholder meeting on December 18, 2023. Because of the higher than usual vote requirement to approve the reorganization proposal, we have continued the outreach process in hopes of securing your vote in advance of the meeting.

We need only a small percentage of additional shareholder votes to realize the benefits of the proposed reorganization. We respectfully request your consideration and assistance in achieving the required vote necessary for approval of the reorganization as we near the end of our effort.

Each new fund organized under FAF Trust is substantially identical to the corresponding existing FAF fund insofar as each fund has the same:

✓ Investment objectives and policies	✓ Fees and Expenses	✓ Adviser and Fund Board

✓ NAVs and share classes	✓ Tickers and cusips	✓ Fund holdings

The FAF Board believes that this proposal would be in the best interests of each fund and their shareholders and unanimously recommends that you vote “FOR” the Reorganization Proposal.

We ask you to please contact our proxy tabulator AST/EQ Fund Solutions to cast your vote at 1 (866) 796-1245, between 9:00 am and 10:00 pm ET, Monday through Friday. Alternatively, you may email your voting instructions directly to the tabulator at votemyproxy@equiniti.com. In your call or email, please reference the Investor ID in the table below.

Thank you in advance for your time. We very much appreciate your vote.

Sincerely,

Jill Stevenson

Treasurer, First American Funds

More information: A copy of First American Funds’ proxy statement is located at www.firstamericanfunds.com.

YOUR INVESTOR PROFILE:

Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXXXX	Household ID:	XXXXXXXX